Exhibit 10.33

XPONENTIAL FITNESS, INC.

OMNIBUS INCENTIVE PLAN

RSU AWARD

DEFERRAL ELECTION FORM

Effective as of ________________, the undersigned hereby irrevocably elects (the “Election”) to defer receipt of certain shares of Class A common stock (the “Shares”) of Xponential Fitness, Inc. (the “Company”), deliverable pursuant to restricted stock units (the “Award”) awarded under and pursuant to one or more RSU Agreements for the period selected below (the “Award Agreements”) and the Xponential Fitness, Inc., Omnibus Incentive Plan, as amended from time to time (the “Plan”), together with any related dividend equivalents. This deferral shall be made in accordance with the terms and provisions outlined in this Election in the manner and amount set forth below. In making this Election, the undersigned may elect to defer the settlement of all or a portion of the Awards. The deferral must be expressed as a percentage of the Shares subject to the Awards, rounded down to the nearest whole Share. In executing this Election, the undersigned acknowledges that, in order to be effective, the Election must be returned no later than December 31, 20XX.

In general, all Share deferrals pursuant to this election will be paid in Shares, and all related dividend equivalents will be paid in cash, on the applicable Settlement Date, subject to the terms and conditions of the applicable Award Agreement and the Plan.

Single Year or Standing Election (choose one)

Single Year Election: This Election is applicable for Awards, together with any related dividend equivalents, awarded in calendar year 20XX.

Standing Election: This Election is applicable for Awards, together with any dividend equivalents, if any, awarded in calendar year 20XX and all future calendar years beginning after the date of this Election, unless or until I revoke this Election for a future year, in writing, prior to the commencement of such year.

Amount of the Deferral

I hereby irrevocably elect to defer settlement of _____% of the Shares subject to each Award (please choose either 25%, 50%, 75% or 100%), rounded down to the nearest whole Share.

Duration of the Deferral

Settlement of that portion of the Awards deferred pursuant to the above election shall be deferred until the termination of the undersigned’s “separation from service,” as defined by § 1.409A-1(h) of the Internal Revenue Code (the “Settlement Date”).

Terms and Conditions

By signing this form, the undersigned acknowledges and accepts the following:

1.
Submission of Election to the Company. The Election must be submitted to the Company no later than the date set forth above.
2.
Status of Participant. As set forth in the applicable Award Agreement and the Plan, the undersigned will have no rights as a stockholder with respect to the Shares subject to this Election (including, without limitation, any voting rights with respect to the Shares subject to this Election), unless and until such Shares are issued.

3.
Revocation. This Election may not be revoked with respect to any calendar year after that calendar year has commenced.
4.
Payment Acceleration. Notwithstanding anything herein to the contrary, any Shares subject to this Election shall be immediately distributed to the undersigned or the undersigned’s estate, as applicable, upon death or upon a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Internal Revenue Code of 1986, as amended.
5.
Administration. This Election is administered and interpreted by the Committee (as such term is defined in the Plan). The Committee has full and exclusive discretion to interpret and administer this Election. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons and will be given the maximum possible deference allowed by law.

Submitted by:	Accepted by:
XPONENTIAL FITNESS, INC.

By:
Participant	Name:
Title: